Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Genta Incorporated on Form S-8 of our report dated March 10, 2004 appearing in the Annual Report on Form 10-K of Genta Incorporated for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
September 14, 2004